                                  EXHIBIT 5.1


                                 June 23, 1995



Vivra Incorporated
400 Primrose, Suite 200
Burlingame, CA  94010


  Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

    With reference to the Registration Statement on Form S-8 to be filed by Vivra Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 700,000 shares of the Company's Common Stock issuable pursuant to VIVRA Incorporated Revised 1989 Stock Incentive Plan (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan will be legally issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                         Very truly yours,



                                         /s/ PILLSBURY MADISON & SUTRO

06260